 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

ACROSS AMERICA REAL ESTATE CORP.
(Name of Registrant as Specified in Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

___________________________________________________

(2) Aggregate number of securities to which transaction applies:

___________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________

(4) Proposed maximum aggregate value of transaction:

___________________________________________________

(5) Total fee paid:

___________________________________________________

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

___________________________________________________

(2) Form, Schedule or Registration Statement No.:

___________________________________________________

(3) Filing Party:

___________________________________________________

(4) Date Filed:

___________________________________________________

ACROSS AMERICA REAL ESTATE CORP.
NOTICE OF ANNUAL MEETING
and
PROXY STATEMENT
2006

ACROSS AMERICA REAL ESTATE CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held OCTOBER 26, 2006
TO THE STOCKHOLDERS OF ACROSS AMERICA REAL ESTATE CORP.:

You are cordially invited to the 2006 Annual Meeting of Stockholders of ACROSS AMERICA REAL ESTATE CORP., which will be held at our corporate offices, 1660 Seventeenth Street, Suite 450, Denver, Colorado 80202, on OCTOBER 26, 2006, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1. To elect four members to our Board of Directors, each to hold office until the 2007 Annual Meeting and until his or her successor is elected and qualified;

2. To amend our Articles of Incorporation to permit the adoption of shareholder resolutions by less than unanimous consent;

3. To consider, approve and ratify the 2006 Incentive Compensation Plan;

4. To consider, approve and ratify the appointment of Cordovano and Honeck, P.C. as our independent auditors for the fiscal year ending December 31, 2006; and

5. To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

Our Board of Directors has fixed October 2, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting, and only stockholders of record at the close of business on that date are entitled to this notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting and at our offices for ten days prior to the meeting.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
ANN L. SCHMITT
President

Denver, Colorado
OCTOBER 13, 2006

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

ACROSS AMERICA REAL ESTATE CORP.
1660 Seventeenth Street, Suite 450
Denver, Colorado 80202

(303) 893-1003

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 26, 2006

INTRODUCTION

This Proxy Statement is furnished to the stockholders by the Board of Directors of ACROSS AMERICA REAL ESTATE CORP., for solicitation of proxies for use at the 2006 Annual Meeting of Stockholders to be held at our corporate offices, 1660 Seventeenth Street, Suite 450, Denver, Colorado 80202, on OCTOBER 26, 2006, at 10:00 a.m., local time, and at any and all adjournments of the meeting.

The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, our Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Secretary a written notice of revocation prior to the Annual Meeting, or by appearing at the meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director and "FOR" each other matter set forth in this Proxy Statement. If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies.

It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about October 13, 2006.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on the record date of October 2, 2006 are entitled to notice of and to vote at the Annual Meeting. At that date there were 16,036,625 outstanding shares of our common stock, par value $.001 per share, our only outstanding voting securities. At the Annual Meeting, each share of common stock will be entitled to one vote

The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of Common Stock are entitled to elect four directors with the four candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and broker non-votes have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

QUESTIONS AND ANSWERS ABOUT
ABOUT THE MEETING AND VOTING

1. WHAT IS A PROXY?

It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Ann L. Schmitt, our President and Chief Executive Officer, and James W. Creamer, III, our Treasurer and Chief Financial Officer, have been designated as proxies for the 2006 Annual Meeting of Stockholders.

2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2006 Annual Meeting of Stockholders is October 2, 2006. The record date is established by our Board of Directors as required by Colorado law and our By-laws. Stockholders of record registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a) receive notice of the meeting; and

(b) vote at the meeting and any adjournments or postponements of the meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder. If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 15 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

      (a) In Writing:

      All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

      (b) In Person:

      All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5. HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a) giving written notice to our Secretary;

(b) delivering a later-dated proxy; or

(c) voting in person at the meeting.

6. ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will hold the votes of each stockholder in confidence from directors, officers and employees except:

(a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

(b) in case of a contested proxy solicitation;

(c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

(d) to allow the independent inspectors of election to certify the results of the vote.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2006 Annual Meeting of Stockholders, stockholders may:

(a) vote in favor of all nominees;

(b) vote to withhold votes as to all nominees; or

(c) withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast.

Our Board recommends a vote "FOR" all of the nominees.

8. WHY ARE WE AMENDING OUR ARTICLES OF INCORPORATION?

The Colorado Business Corporation Act currently permits the shareholders of a corporation to consent to a corporate action on less than a unanimous basis as long as such authority is given in the Articles of Incorporation. The corporate action must still receive the consent of that number of shares which would have been required in a regular or special shareholder meeting. In our case, this means that a majority of our shareholders may take any corporate action by consent which they would have able to take after a vote in a regular or special shareholder meeting. Other states, such as Delaware and Nevada, permit shareholder consents by less than unanimous vote. The Board believes that shareholders having th authority to take corporate action without the requirement of unanimous consent will bring efficiencies to the corporate governance process without affecting shareholder rights. We plan to continue to have annual shareholder meetings every year and to use shareholder votes at meetings as our primary course of shareholder action.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE AMENDMENT TO THE ARTICLES OF INCORPORATION, AND WHAT VOTE IS NEEDED TO APPROVE?

  When voting on the amendment to the Articles of Incorporation,  stockholders may:

(a) vote in favor of the amendment;

(b) vote against the amendment; or

(c) abstain from voting on the amendment.

The amendment will be approved if the votes cast "FOR" are a majority of issued and outstanding common shares. The Board recommends a vote "FOR" the amendment to the Articles of Incorporation.

10. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE 2006 INCENTIVE COMPENSATION PLAN, AND WHAT VOTE IS NEEDED TO APPROVE?

When voting on the approval of the 2006 Incentive Compensation Plan, stockholders may:

(a) vote in favor of the plan;

(b) vote against the plan; or

(c) abstain from voting on the plan.

The plan will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the plan.

11. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF CORDOVANO AND HONECK, P.C., AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

When voting on the ratification of the selection of Cordovano and Honeck, P.C. as our independent auditors, stockholders may:

(a) vote in favor of the ratification;

(b) vote against the ratification; or

(c) abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" this proposal.

12. WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the amendment to the Articles of Incorporation; FOR the approval of the 2006 Incentive Compensation Plan and FOR the proposal to ratify the selection of Cordovano and Honeck, P.C.

13. WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on October 2, 2006. Each share of our common stock is entitled to one vote. As of October 2, 2006, we had 16,036,625 shares of common stock outstanding and 517,000 Series A Convertible Preferred Stock, which is the equivalent of an additional 2,068,000 common shares, for a total of 18,104,625 voting  shares.

14. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

      It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. You can reach Corporate Stock Transfer, Inc. at (303) 282-4800.

15. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares. Brokerage firms, banks and other nominees may vote customers' unvoted shares on "routine" matters. Generally, a broker may not vote a customer's unvoted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote." A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

16. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

17. HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of the quorum at the shareholder meeting on OCTOBER 26, 2006 must be present at the meeting. The quorum is one-third of the issued and outstanding shares entitled to vote at the meeting. On this date, a total of 16,036,625 shares of our common stock and 517,000 Series A Convertible Preferred Stock, which is the equivalent of an additional 2,068,000 common shares, for a total of 18,104,625 voting shares were outstanding and entitled to  vote. Shares representing a majority of the quorum present, or approximately 6,035,000 votes, must be present.

Votes are counted as present at the meeting if the stockholder either:

      (a) Is present and votes in person at the meeting, or

      (b) Has properly submitted a proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of our common stock beneficially owned as of October 2, 2006 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. As of October 2, 2006, we had 16,036,625 shares of common stock and 17,000 Series A Convertible Preferred Stock, which is the equivalent of an additional 2,068,000 common shares, for a total of 18,104,625 voting shares outstanding.

Name and Address Beneficial Owner	No. of Common Shares	Percentage of Ownership(1)(2)
G. Brent Backman(3)(11)	10,672,250	66.5%
1660 17th Street, Suite 450
Denver, Colorado 80202

BOCO Investments, LLC(11)	-0-	-0-
103 West Mountain Ave.
Fort Collins, Colorado 80524

Sarmat, LLC(4)	3,290,000	20.3%
1660 17th Street, Suite 450
Denver, Colorado 80202

Alexander V. Lagerborg(5)	396,000	2.5%
1660 17th Street, Suite 450
Denver, Colorado 80202

Eric Balzer(6)	225,000	1.4%
1660 17th Street, Suite 450
Denver, Colorado 80202

Daniel J. Wilhelm(7)	-0-	-0-
1660 17th Street, Suite 450
Denver, Colorado 80202

Ann L. Schmitt(8)	-0-	-0-
1660 Seventeenth Street
Suite 450
Denver, Colorado 80202

James W. Creamer, III(9)	300	0.001%
1660 17th Street, Suite 450
Denver, Colorado 80202

Joni K. Troska(10)	22,000	1%
1660 17th Street, Suite 450
Denver, Colorado 80202

_________________
All Officers and	11,315,550	70.5%
Directors as a Group
(seven persons)

__________

(1) All ownership is beneficial and of record, unless indicated otherwise.

(2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3) A total 10,662,500 shares are owned of record by GDBA Investments, LLLP, which is controlled by Mr. Brent Backman. Mr. Backman became a Director in March, 2006. Until his recent appointment to our board of directors, Mr. Backman's role with us was as an indirect investor. A total of 10,000 shares are owned in the name of adult children of the affiliate of this entity, for which it disclaims beneficial ownership.

(4) A total of 2,090,000 of these shares are owned of record. Sarmat, LLC is controlled by Mr. Brian Klemsz. Mr. Klemsz's only role with us is as an indirect investor. A total of 1,200,000 shares are owned in the name of family members of the affiliate of this entity.

(5) Includes 185,000 shares owned of record by Mr. Lagerborg and 1,000 shares owned of record by Mr. Lagerborg's family members, for which he disclaims beneficial ownership. In addition, Mr. Lagerborg has purchased from GDBA RE One, LLC a total of 210,000 shares of our common stock in a private transaction at a price of $.01 per share on February 1, 2004. GDBA RE One, LLC will have the right to reacquire these shares for the original purchase price if Mr. Lagerborg leaves his employment during the first three years of his employment, subject to certain exceptions. If Mr. Lagerborg leaves during the first year, all shares can be reacquired. If Mr. Lagerborg leaves during the second year, 120,000 shares can be reacquired. And if Mr. Lagerborg leaves during the third year, 60,000 shares can be reacquired. As of October 13, 2006, Mr. Lagerborg was no longer employed by the Company.

(6) A total of 150,000 shares are owned in the name of an affiliated entity. A total of 75,000 shares are owned in the name of Mr. Balzer's son. Mr. Balzer disclaims beneficial ownership of these shares.

(7) Mr. Wilhelm has an option to acquire a total of 20,000 common shares at the then-current market price with immediate vesting.

(8) Ms. Schmitt has an option to acquire a total of 250,000 common shares at the then-current market price with a four year vesting, with 62,500 options vesting each year on the anniversary of her employment.

(9) Mr. Creamer has an option to acquire a total of 25,000 common shares at the then-current market price with immediate vesting.

(10) Includes 10,000 shares owned of record by Ms. Troska and 12,000 shares owned of record by Ms. Troska's husband, for which she disclaims beneficial ownership.

(11) On September 28, 2006, GDBA Investments, LLLP and BOCO Investments, LLC each acquired 250,000 shares of our Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has voting rights on all matters, including the election of directors. Each share of Series A Convertible Preferred Stock is the equivalent of four common shares for voting purposes. As a result, GDBA Investments, LLLP and BOCO Investments, LLC each have the effective ability to vote 1,000,0000 common shares, in addition to any ownership of common shares. None of the minority members of our subsidiaries own five percent or more of us.

ITEM 1: ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the holders of our common stock may elect our four directors. All nominees have advised us that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by our Board of Directors.

GDBA Investments, LLLP and BOCO Investments, LLC each have the right to nominate a person to our Board of Directors. GDBA Investments, LLLP and BOCO Investments, LLC each have each agreed to vote their shares in favor of such nominees. GDBA Investments, LLLP and BOCO Investments, LLC each have the right to nominate a director and each is compelled to vote in favor of such director until the earlier of (i) the 5th anniversary of the date on which all Preferred shares are converted, or (ii) the date on which such party no longer owns any shares of common stock. Mr. Zimlich has been nominated by BOCO Investments, LLC to the Board and is expected to be elected because the combined common and preferred share ownership of GDBA Investments, LLLP and BOCO Investments, LLC in our Company exceeds 51%. Mr. G. Brent Backman, who is currently a director, has been nominated by GDBA Investments, LLLP to the Board and is also expected to be re-elected at the shareholders’ meeting because the combined common and preferred share ownership of GDBA Investments, LLLP and BOCO Investments, LLC in our Company exceeds 51%.

Otherwise, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES LISTED BELOW.

     The following table sets forth the names and ages of the nominees of our Board of Directors. Messrs. Lagerborg and Wilhelm are not standing for re-election.

NAME	AGE
Ann L. Schmitt	45

G. Brent Backman	65

Eric Balzer	58

Joseph C. Zimlich	47

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors are as follows:

Ms. Schmitt has been our President and Chief Executive Officer since August, 2006. From 2004 to August, 2006, she was President of Aimbridge Lending, a private company and the country’s second largest auto loan originator and processing company for small to midsized financial institutions, serving 16 major U.S. markets. From 2002 to 2004 she led global risk solutions and management at MasterCard International. From 1984 to 2002 she also had senior leadership positions with Citibank, US Bank, and Dove Consulting. Ms. Schmitt has a B.S. from South Dakota State University and an M.B.A. from the University of Colorado.

Mr. Backman joined our Board of Directors in March, 2006. Mr. Backman co-founded Advanced Energy Industries (NASDAQ: AEIS) in 1981 and had been Vice President of Advanced Energy and a Director since its incorporation until December, 1998 when he retired as an officer of the company. He later retired from Advanced Energy's Board of Directors in 2003. Mr. Backman helped Advanced Energy differentiate itself by growing to in excess of $100 million in revenues without any outside capital until the company went public in 1995. He helped lead the company to $360 million in annual revenue with 1,498 employees and a market cap of $2.3 billion in the fiscal year 2000. Mr. Backman started his career at Hughes Aircraft Company, where he rose to the position of Business Manager of a $400 million research lab. He left Huges Aircraft Company to help found Ion Tech, which was acquired by Veeco Instruments. Mr. Backman has a degree from California State University, Fullerton.

Mr. Balzer has been a Director of ours since our inception. He also has served as a member of the Board of Directors and Chairman of the Audit Committee of Ramtron International Corporation (RMTR), a NASDAQ National Market Company which designs specialized semiconductor products, from September, 1998 to 2004. In 2004, he became its Chief Financial Officer. Mr. Balzer was Senior Vice-President of Operations at Advanced Energy Industries (AEIS)from 1990 to 1999. Prior to joining Advanced Energy, Mr. Balzer was the Controller and, later, the Material and Manufacturing Manager of the Colorado Springs facility for International Business Machines (IBM). In addition to Advanced Energy, he has been a senior manager in one other successful start-up company, Colorado Manufacturing Technology, Inc., which was subsequently sold. His experience also includes financial oversight responsibilities for $1.5 Billion of cost plus construction programs with Shell Oil Company. Mr. Balzer currently manages his own residential real estate development and property management companies. These companies are known as Antares Development,LLC which has been in business since November, 1997 and Antares Property Management, Inc., which has been in business since July, 1999.

Mr. Zimlich is a candidate for Director. He is the Chief Executive Officer of BOCO Investments, LLC, which is an entity that owns 250,000 shares of our Series A Convertible Preferred Stock. In addition, Mr. Zimlich personally owns 17,000 shares of our Series A Convertible Preferred Stock. He is the Chief Executive Officer of Bohemian Companies, a group of family-owned real estate and private equity holdings. Bohemian Companies also manages a family office and the Bohemian Foundation, a family foundation.

Mr. Zimlich served previously as a manager in mergers and acquisitions and as a specialist in the not-for-profit and banking industries for an international accounting firm. Mr. Zimlich has served at the director level for Fortune 500 companies in both the technology and food products industries. He has also served at the executive level for privately-held companies in the technology industry as well as for a number of start-up businesses.

Mr. Zimlich has experience at the board of director level in a variety of industries, including: technology, semi-conductors, water filtration, banking, restaurant, and venture-capital funds. He is also currently active on several Boards including: (1) Colorado State University’s Global Leadership Council, (2) First Western Trust Bank, (3) EnviroFit - a non-profit working to reduce the Asian brown cloud and (4) Solix Biofuels - founded to commercialize low-cost production of biodiesel from algae.

Mr. Zimlich is active in his community of Fort Collins, Colorado, and had previously held positions with the Economic Opportunities Advising Committee, Community Development Block Grant Committee, Discovery Center Children’s Science Museum, Human Rights Ordinance Task Force, and Leadership Fort Collins.

Mr. Zimlich graduated from the University of Iowa with a BBA in Accounting. He is a Certified Public Accountant (CPA) and a Professional in Human Resources (PHR).

ITEM 2: AMENDMENT TO ARTICLES OF INCORPORATION.

Our Board of Directors has approved, subject to stockholder approval at this meeting, an amendment to our Articles of Incorporation to permit less than unanimous shareholder consents in lieu of a shareholder meeting.

The Colorado Business Corporation Act currently permits the shareholders of a corporation to consent to a corporate action on less than a unanimous basis as long as such authority is given in the Articles of Incorporation. The corporate action must still receive the consent of that number of shares which would have been required in a regular or special shareholder meeting. In our case, this means that a majority of our shareholders may take any corporate action by consent which they would have able to take after a vote in a regular or special shareholder meeting. Other states, such as Delaware and Nevada, permit shareholder consents by less than unanimous vote. The Board believes that shareholders having the authority to take corporate action without the requirement of unanimous consent will bring efficiencies to the corporate governance process without affecting shareholder rights. We plan to continue to have  annual shareholder meetings every year and to use shareholder votes at meetings as our primary course of shareholder action.

Our Board of Directors has approved an amendment to our Articles of Incorporation to permit less than unanimous shareholder consents in lieu of a shareholder meeting.

The Board recommends a vote FOR this proposal.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this Proxy Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

We have established no Committees. Our Board of Directors performs as our Audit Committee.

The Board, its committees and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board performs annual self evaluations.

During 2005, the Board of Directors met four times. Each nominee for director attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he served. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, we strongly encourage all directors to attend.

.EXECUTIVE COMPENSATION AND RELATED MATTERS

The following table discloses, for the years indicated, the compensation for our Chief Executive Officer and each executive officer that earned over $100,000 during the year ended December 31, 2005.

		Annual Compensation			Long Term Compensation
			Awards		Payouts
Name and Principal Position	Year	Salary Compensation ($)	Bonus	Other Stock Compensation	Restricted LTIP Award	Securities Underlying Options (#s)	All Other Options

Alexander V.	2005	120,000	6,662	-0-	--	--	--
Lagerborg President (1)
	2004	120,000	-0-	--	--	--	(2)

Charles J.	2005	110,000	5,716	-0-
Berling, Executive Vice President(3)
	2004	110,000	-0-	-0-

James W. Creamer,
III, Vice
President and
Treasurer(4)
	2005	100,000	2,855

_____________

(1) Our President, Mr. Lagerborg received a salary of $120,000 per annum, plus a percentage of our Variable Compensation Program, which is based on our profitability, paid quarterly. Mr. Lagerborg accrued variable compensation of $6,662 in 2005. Mr. Lagerborg joined us in February, 2004 and resigned as President in 2006, when he became our Vice President of Marketing and Sales.

(2) Mr. Lagerborg has purchased from GDBA RE One, LLC a total of 210,000 shares of our common stock in a private transaction at a price of $.01 per share on February 1, 2004. GDBA RE One, LLC will have the right to reacquire these shares for the original purchase price if Mr. Lagerborg leaves his employment during the first three years of his employment, subject to certain exceptions. If Mr. Lagerborg leaves during the first year, all shares can be reacquired. If Mr. Lagerborg leaves during the second year, 120,000 shares can be reacquired. And if Mr. Lagerborg leaves during the third year, 60,000 shares can be reacquired. As of October 13, 2006, Mr. Lagerborg was no longer employed by the Company.

(3) Mr. Berling, our Executive Vice President and Managing Director of Operations receives a salary of $110,000 per year, plus a percentage of our Variable Compensation Program, which is based on our profitability, paid quarterly. Mr. Berling accrued variable compensation of $5,716 in 2005. Mr. Berling joined us in April, 2004 and resigned in 2006.

(4) Mr. Creamer, our Vice President, Treasurer and Chief Financial Officer receives a salary of $100,000 per year plus a percentage of our Variable Compensation Program, which is based on our profitability, paid quarterly. Mr. Creamer accrued variable compensation of $2,855 in 2005. Mr. Creamer joined us in July, 2005.
____________

We reimburse our executives for all necessary and customary business related expenses. We have no plans or agreements which provide health care, insurance or compensation on the event of termination of employment or change in our control.

We pay our non-management Directors $2,000 for each Board meeting they attend and reimburse them for any out-of-pocket expenses incurred by them in connection with our business. Our other officer and directors have agreed to allocate a portion of their time to our activities, without compensation. These officers and directors anticipate that our business plan can be implemented by their collectively devoting approximately twenty hours per month to our business affairs. Consequently, conflicts of interest may arise with respect to the limited time commitment of such directors. These officers will use their best judgments to resolve all such conflicts.

       Effective August 7, 2006, Ms. Ann L. Schmitt became our new President and Chief Executive Officer. Under our employment arrangement with Ms. Schmitt, she will be paid a salary of $235,000 per annum, which includes a one-time bonus of $80,000, payable by the end of the first quarter of 2007. She will also receive a stock option to acquire 250,000 shares at the then-current market price with a four year vesting, with 62,500 options vesting each year on the anniversary of her employment. Annually, thereafter, 50,000 to 200,000 options will be granted based upon performance, with a target of 100,000 options at 100% of the plan.

She will also participate in our Company health and dental plan and life and disability insurance program. Finally, she will receive monthly parking and a health club membership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 26, 2004 we entered into a three-year "Agreement to Fund" our real estate projects with GDBA, our largest shareholder. Under the agreement, we may borrow up to $7,000,000 for our real estate projects. On June 2, 2005, the parties amended the agreement to permit us to borrow up to $10,000,000. Each loan is secured only by the properties against which the loans are made and by us with a corporate guarantee to the lender. The adjustable interest rate resets quarterly at a rate equal to the 10 year Treasury note plus 6.50%. We repay principal and interest when each project is completed and sold. On September 28, 2006, this "Agreement to Fund" was terminated.

On September 28, 2006, we entered into a Securities Purchase Agreement with GDBA Investments, LLLP, BOCO Investments, LLC and Joe Zimlich for the purchase a total of 517,000 shares of Series A Convertible Preferred Stock at a price of $12.00 per share and with GDBA Investments, LLLP and BOCO Investments, LLC for the purchase of Senior Subordinated Notes in the aggregate amount of $7,000,000.

The proceeds of the offering will be used to support our built-to-suit real estate development projects and related real estate activities.

There a total of 517,000 shares of Series A Convertible Preferred Stock authorized. Each share pays a quarterly dividend of five (5%) per annum. These dividends are senior to all other dividends of the Company.

The Series A Convertible Preferred Stock is convertible into common stock of the Company at $3.00 per share, subject to anti-dilution adjustments in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the stockholder's position.

We have the right to mandate conversion of all, but not less than all, of the Series A Convertible Preferred Stock at any time following the one-year anniversary of the original issue date; provided that we register the underlying common stock. Each share of Series A Convertible Preferred Stock will be converted into such number of duly authorized, validly issued, fully paid and non-assessable shares of common stock as is determined by dividing the original issue price by $2.00 (subject to adjustment for stock splits, subdivision or combination of the common stock or other recapitalization).

The Series A Convertible Preferred Stock is senior in liquidation preference to all other equity securities of the Company.

With respect to the Series A Convertible Preferred Stock, we are required to file a registration statement to register the underlying common stock with the Securities and Exchange Commission within six months after we first file a registration statement under the Securities Act of 1933, as amended; provided, that at least fifty percent (50%) of the owners of the Series A Convertible Preferred Stock demand registration. We are also required to include the convertible common stock of the owners of the Series A Convertible Preferred Stock in a registration statement we file at any other time.

The Senior Subordinated Notes bear interest per annum on the unpaid principal and the highest of:

(i) the ninety day average for U.S. Treasury Notes with a 10-year maturity as determined on the last Business Day of each calendar quarter, using the constant maturity calculation, plus 650 basis points;

(ii) eleven percent (11%); or

(iii) the highest effective interest rate accruing on any outstanding indebtedness for borrowed money of the Company at any time during the applicable calendar quarter.

The Senior Subordinated Notes mature three years from the date of issuance. The full principal amount of the Senior Subordinated Notes are due upon a default under the terms of Senior Subordinated Notes.

In addition, GDBA Investments, LLLP and BOCO Investments, LLC have granted a revolving line of credit to us until December 31, 2007 in the aggregate amount of $7,000,000. GDBA and BOCO are funding this revolving line of credit severally and not jointly. Except for the term, the revolving line of credit otherwise has the same terms and conditions as the Senior Subordinated Notes.

Finally, GDBA Investments, LLLP and BOCO Investments, LLC each have the right to nominate a person to our Board of Directors. GDBA Investments, LLLP and BOCO Investments, LLC each have each agreed to vote their shares in favor of such nominees. GDBA Investments, LLLP and BOCO Investments, LLC each have the right to nominate a director and each is compelled to vote in favor of such director until the earlier of (i) the 5th anniversary of the date on which all Preferred shares are converted, or (ii) the date on which such party no longer owns any shares of common stock.

During 2005, we through our subsidiaries Riverdale Carwash Lot 3A, LLC ("Riverdale") and AARD-Stonegate, LLC ("Stonegate") developed express tunnel carwash facilities in Littleton, CO and Parker, CO respectively. Each of these carwash facilities were secured by fifteen-year leases from Aquatique Industries, Inc. to operate Kwik Car Wash operations in each facility. GDBA Investments, LLLP owned 60% of Aquatique Industries.

We signed a noncancellable operating lease to rent office space from GDBA Investments, LLLP, our majority shareholder. The term of the lease commenced June 1, 2003 and expired December 31, 2003. We exercised an option to extend the lease through December 31, 2004 on the same terms. Payments required under the operating lease are $250 per month. Future minimum rental payments required under the lease total $4,750. As of December 31, 2005, we owed the shareholder $4,750 for unpaid lease payments.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. We have nothing to report in connection with these filings.

ITEM 3: THE APPROVAL OF THE 2006 INCENTIVE COMPENSATION PLAN

BACKGROUND AND PURPOSE

Effective October 1, 2006, the board of directors of our company adopted and approved a new 2006 Incentive Compensation Plan, which we refer to as the 2006 Plan, and recommended that it be submitted to our shareholders for their approval at the next annual meeting.

The purpose of the 2006 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our shareholders. A further purpose of the 2006 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

The terms of the 2006 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property. As of August 22, 2006, no awards have been granted under the 2006 Plan, subject to stockholder approval.

Shareholder approval of the 2006 Plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2006 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and (iii) to comply with the incentive stock options rules under Section 422 of the Code.

The following is a summary of certain principal features of the 2006 Plan. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan. Shareholders may receive a copy of the Plan upon request.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER PERSON LIMITATIONS

Under the 2006 Plan, the total number of shares of our common stock that may be subject to the granting of awards under the 2006 Plan shall be equal to 1,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2006 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2006 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other company obligations, and other stock based awards granted to any one participant may not exceed 250,000 for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $5,000,000, and in respect of a performance period greater than one year is $5,000,000 multiplied by the number of full years in the performance period.

A committee of our Board of Directors, which we refer to as the Committee, is to administer the 2006 Plan. See "Administration." The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the our company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY

The persons eligible to receive awards under the 2006 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2006 Plan.

ADMINISTRATION

Our Board of Directors shall select the Committee that will administer the 2006 Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2006 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settle able (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2006 Plan and make all other determinations that may be necessary or advisable for the administration of the 2006 Plan.

STOCK OPTIONS AND SARS

The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our company common stock on the date of exercise (or the "change in control price," as defined in the 2006 Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the 2006 Plan, the term "fair market value" means the fair market value of our company common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of our company common stock as of any given date shall be the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to our company), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 2006 Plan may include "limited SARs" exercisable for a stated period of time following a change in control of our company or upon the occurrence of some other event specified by the Committee, as discussed below.

RESTRICTED AND DEFERRED STOCK

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our company common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of our company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of our company common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

DIVIDEND EQUIVALENTS

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our company common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our company common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our company common stock, awards or otherwise as specified by the Committee.

BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

The Committee is authorized to grant shares of our company common stock as a bonus free of restrictions, or to grant shares of our company common stock or other awards in lieu of our company obligations to pay cash under the 2006 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

OTHER STOCK BASED AWARDS

The Committee is authorized to grant awards under the 2006 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our company common stock. Such awards might include con- vertible or exchangeable debt securities, other rights convertible or exchange- able into shares of our company common stock, purchase rights for shares of our company common stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Committee, and awards valued by reference to the book value of shares of our company common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

PERFORMANCE AWARDS

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2006 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our company common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance based compensation" not subject to the limitation on tax deductibility by our company under Code Section 162(m). For purposes of Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our company's filings with the SEC by reason of that person being among the four highest compensated officers of our company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

Subject to the requirements of the 2006 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m): (1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total shareholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of our company or not within the reasonable control of our company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2006 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2006 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

OTHER TERMS OF AWARDS

Awards may be settled in the form of cash, shares of our company common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of our company common stock or other property in trusts or make other arrangements to provide for payment of our company's obligations under the 2006 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our company common stock or other property to be distributed will be withheld (or previously acquired shares of our company common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2006 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b 3 of the Exchange Act.

Awards under the 2006 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2006 Plan awards or under other company plans, or other rights to payment from our company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

ACCELERATION OF VESTING; CHANGE IN CONTROL

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of our company, as defined in the 2006 Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of our company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

AMENDMENT AND TERMINATION

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2006 Plan or the Committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2006 Plan which might increase the cost of the 2006 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2006 Plan will terminate at such time as no shares of our company common stock remain available for issuance under the 2006 Plan and our company has no further rights or obligations with respect to outstanding awards under the 2006 Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

The 2006 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the 2006 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date. If an optionee pays for shares of stock on exercise of an option by delivering shares of our company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

Our company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

INCENTIVE STOCK OPTIONS. The 2006 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

STOCK AWARDS. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2006 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2006 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

STOCK APPRECIATION RIGHTS

Our company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2006 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

DIVIDEND EQUIVALENTS. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

SECTION 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans," including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer's financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2006. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2006 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of our company stock. It is our company's intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in ny tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Our Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of our company to ensure that options under the 2006 Plan will qualify as "performance based compensation" that is fully deductible by our company under Section 162(m).

IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

The Board recommends a vote FOR this proposal.

REPORT OF THE BOARD OF DIRECTORS FUNCITIONING AS THE AUDIT COMMITTEE

The following Report of the Board of Directors functioning as the Audit Committee, covering our fiscal year ended December 31, 2005, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

We do not have an audit committee and as a result our entire board of directors performs the duties of an audit committee. Our board of directors evaluates and approves the scope and cost of auditor activities before audit and non-audit services are rendered.

The board of directors oversees our financial reporting process. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion on such financial statements and their conformity with generally accepted accounting principles.

      Management has reviewed the audited financial statements in the Annual Report with the board of directors including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

In its meetings with representatives of the independent auditors, the board of directors asks them to address, and discusses their responses to several questions that the board of directors believes are particularly relevant to its oversight. These questions include:

o Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•
Based on the auditors' experience, and their knowledge of our company, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

•
Based on the auditors' experience, and their knowledge of our company, have we implemented effective internal controls over financial reporting and internal audit procedures that are appropriate for us?

The board of directors believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The board of directors also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, and other regulations. The Committee received and discussed with the auditors their annual written report on their independence from us and our management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1 (independence discussions with board of directors), and considered with the auditors whether the provision of non-audit services provided by them to us during 2005 was compatible with the auditors' independence.

In performing all of these functions, the board of directors acts in an oversight capacity. The board of directors reviews our earnings releases before issuance and quarterly and annual reporting on Form 10-QSB and Form 10-KSB prior to filing with the SEC. In its oversight role, the board of directors relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors, who, in their report, express an opinion on such financial statements and their conformity generally accepted accounting principles.

The board of directors has also considered whether the independent auditors' provision of non-audit services to us is compatible with maintaining the auditors' independence.

Based on the reports and discussions described above, the audited financial statements were included in our Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the SEC.

ITEM 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors has appointed Cordovano and Honeck, P.C. to serve as independent auditors for the year ending December 31, 2006. Cordovano and Honeck, P.C. has served as our independent auditors since 2003, and is considered by our management to be well qualified.

Our independent auditor, Cordovano and Honeck, P.C., Certified Public Accountants, billed an aggregate of $20,025 for the year ended December 31, 2005 and an aggregate of $11,760 for the year ended December 31, 2004 for professional services rendered for the audit of the Company's annual financial statements and review of the financial statements included in its quarterly reports.

All services performed by Cordovano and Honeck, P.C. were pre-approved by the board of directors. On an annual basis, the board of directors will review and provide approval for services that may be provided by the independent auditors.

The Board recommends a vote FOR the appointment of Cordovano and Honeck, P.C. as independent auditors.

FORM 10-KSB

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: SECRETARY, ACROSS AMERICA REAL ESTATE CORP., 1660 SEVENTEENTH STREET, SUITE 450, DENVER, COLORADO 80202, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, or our non-management directors. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of James W. Creamer, III, Chief Financial Officer, Across America Real Estate Corp., 1660 Seventeenth Street, Suite 450, Denver, Colorado 80202. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in our proxy materials for our 2007 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Secretary at our principal office no later than January 16, 2007. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. Our By-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of our stockholders. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary not more than 180 days prior to the anniversary of the preceding year's annual meeting. With respect to stockholder proposals, the stockholder's notice to our Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Secretary must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2007 Annual Meeting of Stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to Across America Real Estate Corp., 1660 Seventeenth Street, Suite 450, Denver, Colorado 80202. Attn: Secretary.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

We know of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

BY ORDER OF THE BOARD OF DIRECTORS
ANN L. SCHMITT
President

ANNUAL MEETING OF STOCKHOLDERS OF

ACROSS AMERICA REAL ESTATE CORP.

OCTOBER 26, 2006

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ACROSS AMERICA REAL ESTATE CORP.

The undersigned appoints Ann L. Schmitt and James W. Creamer, III, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Across America Real Estate Corp., held of record by the undersigned at the close of business on October 2, 2006, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on OCTOBER 26, 2006, at 1660 Seventeenth Street, Suite 450, Denver, Colorado 80202, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.	ELECTION OF DIRECTORS:

FOR	WITHHOLD AUTHORITY
[ ]	[ ]

            (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
            LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)

Nominees are: Ann L. Schmitt; G. Brent Backman; Eric Balzer; and Joseph C. Zimlich

2. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO PERMIT SHAREHOLDER ACTION BY LESS THAN UNANIMOUS CONSENT.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. PROPOSAL TO APPROVE 2006 INCENTIVE COMPENSATION PLAN.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4. PROPOSAL TO RATIFY APPOINTMENT OF CORDOVANO AND HONECK, P.C. AS INDEPENDENT AUDITORS.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

Signature:	Signature:
____________________________________	___________________________________
Date: _______________________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.